EXHIBIT 14

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

As adopted by the Board of Directors on June 30, 2010

In addition to the requirements and expectations set out in the Code of Business Conduct (the “Code of Conduct”) of China Shandong Industries, Inc. (the “Company”), the Company believes that its senior financial officers should abide by a further code of ethics. Accordingly, this Code of Ethics (the “Code”) shall apply to the Company’s principal executive officer, principal financial officer and principal accounting officer or controller or to persons performing similar functions (collectively, the “Senior Financial Officers”). The Board of Directors of the Company has determined that the Senior Financial Officers of the Company consist of the three persons serving as its Chairman and Chief Executive Officer and its Chief Financial Officer. The Board of Directors of the Company has adopted this Code in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

A.           Honest and Ethical Conduct.

Each Senior Financial Officer shall conduct business with honesty and integrity and in compliance with this Code, the Company’s Code of Conduct, all other Company policies and procedures and applicable federal, state and local laws, rules and regulations. Proper business conduct is required when dealing with other Company employees, officers and directors, the public, the business community, stockholders, customers, suppliers, financial sources and advisors, auditors and governmental and regulatory authorities. To this end, the Senior Financial Officers shall endeavor to promote a culture of honesty, integrity, ethical behavior and accountability within the Company and its affiliated entities whereby all employees of the Company are encouraged to conduct themselves and their activities on behalf of the Company and its affiliated entities in an honest and ethical manner and in a manner which complies with the Company’s Code of Conduct. Senior Financial Officers shall act in good faith, responsibly, with reasonable care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated.

B.           Conflicts of Interest.

A Senior Financial Officer shall avoid situations that create an actual or potential conflict between his or her personal interests and the interests of the Company. A conflict of interest exists when the loyalties or actions of a Senior Financial Officer are divided between the Company’s interests and those of another person, such as a person who is, or at such time could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor. A conflict of interest may exist also when a Senior Financial Officer is involved in an activity or has a personal interest that might interfere with his or her objectivity in performing Company duties and responsibilities. A Senior Financial Officer shall, and he or she shall cause persons having a close personal or business relationship with him or her to, avoid both the fact and the appearance of a conflict of interest.

Although not exhaustive, some of the more common conflicts of interest of a Senior Financial Officer are listed below:

(a)           Accepting excessive business courtesies (gifts, gratuities, entertainment, etc.) from any person who is, or at such time could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor.

(b)           Offering or accepting cash in any amount.

(c)           Engaging in any business transaction with the Company, including acquiring any interest in property or assets of any kind for the purpose of selling or leasing it to the Company, borrowing money from the Company or having the Company guaranty a personal obligation.

(d)           Working for, or having a direct or indirect financial interest in or relationship with, a competitor, supplier, customer, distributor, agent or financial source or advisor (excluding a financial interest resulting solely from the ownership of less than one percent (1%) of any outstanding class of publicly traded securities of such competitor, supplier, customer, distributor, agent, financial source or advisor).

(e)            Engaging in self-employment in competition with the Company.

(f)            Using proprietary or confidential Company information for personal gain or to the Company’s detriment.

(g)           Taking for personal gain opportunities that are discovered through the use of Company’s property, information or position.

(h)           Using Company assets or labor for personal use other than of an incidental nature.

(i)            Developing a personal relationship as a close companion with an employee, officer or director of the Company that might interfere with the exercise of impartial judgment in decisions affecting the Company or any employee, officer or director of the Company.

(j)            Causing or encouraging the Company to make a charitable contribution in an amount greater than that which would be routine and customary for the Company to a charitable organization of which a Senior Financial Officer, or a person with whom he or she has a close personal or business relationship, serves as a director, trustee, or officer or in some other significant leadership capacity.

A Senior Financial Officer shall not make bribes or accept personal kickbacks in connection with any Company business transaction. A Senior Financial Officer who makes or approves expenditures for gratuities, meals or entertainment shall use discretion and care to ensure that such expenditures are in the ordinary and proper course of business and reasonably could not be construed as bribes or improper inducement. A kickback is any money, fee, credit, gift, gratuity, compensation or anything of value that is provided, directly or indirectly, to a Senior Financial Officer or a person with whom he or she has a close personal or business relationship for the purpose of improperly obtaining or rewarding favorable treatment in connection with the receipt or awarding of business.

No Senior Financial Officer shall offer, pay, give, promise to pay or give, or authorize the payment of money or anything of value directly or indirectly to any foreign official, foreign political party or party official, or any candidate for foreign political office for any purpose, including without limitation:

(a)           to influence any act or decision of such foreign official, political party, party official or candidate in such person’s official capacity; inducing such foreign official, political party, party official or candidate to do or omit to do any act in violation of such person’s lawful duty; or securing any improper advantage; or

(b)           to induce such foreign official, political party, party official or candidate to use such person’s influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality, in either case in order to assist the Company or its affiliates to obtain or retain business for, with, or directing business to, any person.

If a Senior Financial Officer or someone with whom he or she has a close relationship (a family member or close companion) has a financial or employment relationship with a person who is, or at such time could reasonably be expected to be, a competitor, supplier, customer, distributor, agent or financial source or advisor, the Senior Financial Officer shall disclose this fact in writing to the Chair of the Audit Committee of the Board of Directors (the “Audit Committee”). A Senior Financial Officer shall be aware that if he or she enters into a personal relationship with an employee, officer or director of the Company or with an employee, officer or director of a competitor, supplier, customer, distributor, agent or financial source or advisor, a conflict of interest might exist that requires full disclosure to the Company. Also, outside employment that adversely affects the performance or interferes with the duties of a Senior Financial Officer is a conflict of interest.

A Senior Financial Officer shall not, nor shall he or she permit a person having a close personal or business relationship with him or her to, offer, solicit or accept employment or business opportunities for himself or herself or such person based on the Company starting or continuing a business relationship with any supplier, customer, distributor, agent or financial source or advisor. The Company also prohibits payment or loan of Company funds or assets to any governmental or political party, candidate, employee, official, etc., for the purpose of supporting or opposing any governmental or political person, entity or agenda.

Each Senior Financial Officer shall fully inform the Chair of the Audit Committee with respect to (i) any prior employment of such officer with any accounting firm which the Company has engaged, or is proposing to engage, to perform auditing services and (ii) the scope of any work performed by such Senior Financial Officer for the Company while employed by such accounting firm and the time period during which such work was performed.

C.           Disclosure in SEC Filings and Other Public Communications.

Each Senior Financial Officer shall endeavor, through actions which include, without limitation, the establishment, maintenance and periodic evaluation of appropriate disclosure controls and procedures and internal controls over financial reporting, to ensure that, with respect to each report or document that the Company files with or submits to the SEC (each an “SEC Filing”) and with respect to each other public communication made by the Company, (i) the SEC Filing or other communication does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading, (ii) the financial statements, and other financial information contained in each such SEC Filing or other communication fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the SEC Filing or other communication and (iii) the SEC Filing or other communication discloses financial information relating to the Company in a full, fair, accurate, timely and understandable manner (other than SEC Filings and communications that by their nature are intended to convey financial or other information in a summary, conclusory or general fashion). The Senior Financial Officers shall endeavor to design disclosure controls and procedures and internal controls that:

(a)          ensure that material information relating to the Company and its consolidated subsidiaries is made known to such Senior Financial Officers by others within the entities; and

(b)          enable the principal executive officer or officers and the principal financial officer or officers, or persons performing similar functions, to make the certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and the disclosures required by Item 307 of Regulation S-K promulgated by the SEC.

The Senior Financial Officers, as the primary officers responsible for the complete and accurate financial reporting of the Company, to the best of their ability, shall not permit the disclosure of any financial information of the Company which they believe is false or misleading in any material respect. If any Senior Financial Officer shall have reason to believe that the Company has disclosed or may be intending to disclose any false or misleading financial information, he or she shall promptly advise the Chair of the Audit Committee, or in his or her absence, any other member of the Audit Committee.

Each Senior Financial Officer shall promptly disclose to the Company’s independent auditors and to the Chair of the Audit Committee (i) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, (ii) any material weakness in the Company’s internal controls and (iii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal controls. The Senior Financial Officers shall ensure that each quarterly and annual report filed with the SEC (each a “Report”) fully, accurately and timely discloses whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of such Senior Financial Officers’ evaluation of internal controls in connection with such Report, including any corrective actions with regard to significant deficiencies and material weaknesses.

D.           Reporting any Illegal or Unethical Behavior.

Senior Financial Officers shall report to the Chair of the Audit Committee, or in his or her absence, any other member of the Audit Committee, information concerning (i) any illegal or unethical behavior by an officer of the Company, or (ii) any behavior by an officer of the Company in violation of this Code. In addition, all Senior Financial Officers are encouraged to consult and visit with the Chair of the Audit Committee or the Company’s General Counsel if they have any questions or concerns about the terms or implementation of this Code, or any legal or ethical matters concerning the Company whatsoever.

E.           Consequences for Non-Adherence to Code Provisions.

Each Senior Financial Officer shall be personally responsible and accountable for his or her adherence to the provisions of this Code. The Company, at the direction of the Board of Directors, may impose such sanctions, including dismissal for cause, for a Senior Financial Officer’s violation of this Code as the Board of Directors shall determine, under the circumstances, to be in the best interests of the Company and its stockholders.

F.           Disclosure of this Code and Waivers of its Terms.

This Code shall be:

(a)           filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K;

(b)           posted on the Company’s website (with the Company’s Annual Report on Form 10-K disclosing both the Company’s website address and the fact that this Code is posted on the Company’s website); and/or

(c)           provided to any person without charge, upon request (with the Company’s Annual Report on Form 10-K including an undertaking by the Company to so provide a copy of this Code and explaining the manner in which a request for a copy of the Code may be made).

This Code shall otherwise be made publicly available as required by law and/or stock exchange rule.

Waivers of any provisions of this Code can be made only by the Audit Committee, and any waivers so granted shall be disclosed as required by law and/or stock exchange rule. In like respect, any amendments or modifications to this Code shall be disclosed as required by law and/or stock exchange rule.

ANY AUDIT COMMITTEE WAIVERS OR APPROVALS OF, OR CONSENTS TO ANY ACTIVITIES OR MATTERS THAT OTHERWISE WOULD VIOLATE OR CONFLICT WITH THIS CODE, SHALL BE DISCLOSED IN A FORM 8-K FILED WITH THE SEC AND/OR DISCLOSED ON THE COMPANY’S WEBSITE IN THE MANNER REQUIRED BY LAW AND/OR STOCK EXCHANGE RULE.

These disclosures shall remain publicly available and maintained by the Company for the specified period(s) of time required by law and/or stock exchange rule. Likewise, information concerning these disclosures shall be retained by the Company for the specified period(s) of time mandated by law and/or stock exchange rule.

CODE OF ETHICS

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

This is to acknowledge that I have received a copy of the China Shandong Industries, Inc. (the “Company”) Code of Ethics (the “Code”) dated June 30, 2010, and understand that it contains important information on the policies of the Company and on my obligations as a Senior Financial Officer, as such term is defined therein.

I will promptly familiarize myself with the Code, and I understand that as a Senior Financial Officer of the Company, I am governed by its contents.  If I do not understand any portion of the Code I will speak to the Chair of the Audit Committee for clarification.

From time to time, circumstances may require that the policies and practices described in the Code be changed. Accordingly, the Company reserves the right to modify, supplement or rescind any provision of the Code as it deems necessary.  When new policies are added or existing policies are changed, the most recent policy shall prevail.

Jinliang Li
Name (print): Jinliang Li

Title: Chief Executive Officer and Chairman

/s/ Jinliang Li
Signature

Date:

Yuhong Lei
Name (print): Yuhong Lei

Title: Chief Financial Officer

/s/ Yuhong Lei
Signature

Date: 6/30/10

(Please Sign and Return One Copy of this Acknowledgment to the Audit Committee)